Exhibit 99.1

ESTIMATED RESERVES AND
FUTURE NET REVENUE

OIL AND GAS PROPERTIES

Owned By
MOUNTAINEER STATE ENERGY, INC.

LOCATED IN

ATHENS AND MEIGS COUNTIES, OHIO
AND
CALHOUN, JACKSON AND ROANE
COUNTIES, WEST VIRGINIA

Effective Date
12/31/2015

LEE KEELING AND ASSOCIATES, INC.
INTERNATIONAL PETROLEUM CONSULTANTS

115 West 3rd Street, Suite 700
Tulsa, Oklahoma 74103-3410
(918) 587-5521
www.lkaengineers.com

February 26, 2016

New Concept Energy, Inc.
1603 LBJ Freeway, Suite 300
Dallas, Texas 75234

Attn: Mr. Gene Bertcher
Chief Executive Officer

Re: Estimated Reserves and Future Net Revenue
Proved Developed and Undeveloped Reserves
Rolled Forward from December 31, 2014
Mountaineer State Energy, Inc.

Gentlemen:

In accordance with your request, we have rolled forward our estimate of net proved producing, behind-pipe and proved undeveloped reserves and the future net revenue to be realized from the interests owned by Mountaineer State Energy, Inc. (Mountaineer) in oil and gas properties located in the states of Ohio and West Virginia. The effective date of our original estimate was December 31, 2014. The effective date of this rolled forward estimate is December 31, 2015, and the results are summarized as follows:

	ESTIMATED REMAINING NET RESERVES		FUTURE NET REVENUE	
RESERVE CLASSIFICATION	Oil (BBLS)	Gas (MCF)	TOTAL ($)	Present Worth Disc. @ 10% ($)
Proved Developed				
Producing	41,604	480,325	1,550,549	1,007,174
Behind Pipe	17,113	23,958	409,271	202,112
Sub-Total	58,717	504,283	1,959,820	1,209,286
Proved Undeveloped	-	2,100,000	6,831,435	4,704,848
Total	58,717	2,604,283	8,791,255	5,914,134

Note: Totals may not agree with schedules due to roundoff.

Future net revenue is the amount, exclusive of state and federal income taxes, which will accrue to the subject interests from continued operation of the properties to depletion. It should not be construed as a fair market or trading value.

It is pointed out this is a mechanical roll forward of our estimate of December 31, 2014. We did not investigate well or lease performance and made no review of operating costs, but did deduct

values of oil and gas produced in 2015, from reserves assigned to the various wells in the original report.

No attempt has been made to determine whether the wells and facilities are in compliance with various governmental regulations, nor have costs been included in the event they are not.

This report consists of four (4) summary cash flows that present forecasts by reserve type of annual gross and net production, severance and ad valorem taxes, operating income and net revenue. Schedule No. 1 is a summary of the following three schedules:

- Schedule 2. Proved Developed Producing (PDP) Reserves
- Schedule 3. Proved Developed Behind-Pipe (PDBP) Reserves
- Schedule 4. Proved Undeveloped (PUD) Reserves

BACKGROUND

As stated in our original report, this estimate is concerned with approximately one hundred twenty-five (125) gas and oil wells of which one hundred sixteen (116) were selling gas with nine (9) producing oil. Several additional wells are shut-in. These wells are located in two Ohio counties, Athens and Meigs, and the three West Virginia counties of Calhoun, Jackson and Roane. Composite production decline were prepared of gas production (sales) for each of the five counties.

CLASSIFICATION OF RESERVES

As stated in the original report, reserves assigned to the various wells were classified as "proved developed" and "proved undeveloped" in accordance with the definitions of the proved reserves as promulgated by the Securities and Exchange Commission (SEC).

Reserve classifications are as defined by the Society of Petroleum Engineers (SPE), American Association of Petroleum Geologists (AAPG), World Petroleum Council (WPC) and Society of Petroleum Evaluation Engineers (SPEE). The below reserve classifications conform to guidelines currently accepted by SEC. These are as follows:

Proved Developed Producing Reserves are expected to be recovered from completion intervals that are open and producing at the time of the estimate.

Proved Developed Non-Producing Reserves include non-producing and behind-pipe reserves. Non-Producing Reserves are expected to be recovered from (1) completion intervals which are open at the time of the estimate but which have not yet started producing, (2) wells which were shut-in for market conditions or pipeline connections, or (3) wells not capable of production for mechanical reasons. Behind-pipe Reserves are expected to be recovered from zones in existing wells which will require additional completion work or future re-completion prior to start of production. In all cases, production can be initiated or restored with relatively low expenditure compared to the cost of drilling a new well.

Proved Undeveloped Reserves are quantities expected to be recovered through future investments: (1) from new wells on undrilled acreage in known accumulations, (2) from deepening existing wells to a different (but known) reservoir, (3) from infill wells that will increase recovery, or (4) where a relatively large expenditure (e.g. when compared to the cost of drilling a new well) is

required to (a) recomplete an existing well or (b) install production or transportation facilities for primary or improved recovery projects.

ESTIMATION OF RESERVES

All of Mountaineer's active gas wells have been producing for a considerable length of time and all have well-defined production declining trends. Reserves attributable to these wells were based upon extrapolation of these decline trends to an economic limit. Reserves attributable to the oldest of the Berea oil wells were estimated by extrapolation of the production decline trend to the economic limit.

Reserves anticipated from newer wells, behind-pipe and/or undeveloped locations were based upon analogy with nearby wells which are producing from the same horizons in the respective areas.

Our estimate of reserves used all methods and procedures considered necessary, under the circumstances, to prepare this report.

FUTURE NET REVENUE

Oil and Gas Income

As requested, income from the recovery and sale of the estimated gas reserves was based on the pricing scenario utilized in the original report. Gas was being sold in both Ohio and West Virginia under contract, and the price used was $4.35 per MCF in Ohio and $4.53 per MCF in West Virginia. These prices were held constant, but provisions were made for state severance and ad valorem taxes.

As also requested, income from oil sales was based on a constant price of $44.570 per barrel for all properties. Provisions were made for state severance and ad valorem taxes.

Projected produced gas volumes from West Virginia wells were reduced to sales volumes based on actual shrinkage data as provided by Mountaineer.

Operating Expenses

Anticipated monthly expenses were not changed from those used in the original report. They were not escalated but held constant for the various recovery periods.

Future Expenses

Future expenses required for drilling and completion or recompletion of wells to capture the proved undeveloped reserves was not changed from those in the first report. These costs have been held constant from current estimates.

GENERAL

The assumptions, data, methods and procedures used are appropriate for the purpose served by the report.

Information upon which this estimate of net reserves and future net revenue has been based was furnished by the staff of Mountaineer or was obtained by us from outside sources we consider to be reliable. This information is assumed to be correct. No attempt has been made to verify title or ownership of the subject properties. As stated we made no investigation of lease and/or well performance. We did not review operating costs.

This report has been prepared utilizing methods and procedures regularly used by petroleum engineers to estimate oil and gas reserves for properties of this type and character. The recovery of oil and gas reserves and projection of producing rates are dependent upon many variable factors including prudent operation, compression of gas when needed, market demand, installation of lifting equipment, and remedial work when required. The reserves included in this report have been based upon the assumption that the wells will be operated in a prudent manner under the same conditions existing on the effective date. Actual production results and future well data may yield additional facts, not presently available to us, which may require an adjustment to our estimates.

The projection of cash flow has been made assuming constant prices. There is no assurance that prices will not vary. For this reason and those listed in the previous paragraph, the future net cash from the sale of production from the subject properties may vary from the estimates contained in this report.

The information developed during the course of this investigation, basic data, maps and worksheets showing recovery determinations are available for inspection in our office.

We appreciate this opportunity to be of service to you.

Very truly yours,

LEE KEELING AND ASSOCIATES, INC.

LKA7571-Roll Forward 12/31/15

ESTIMATED RESERVES AND FUTURE NET REVENUE		DATE	: 03/02/2016
MOUNTAINEER STATE ENERGY		TIME	: 14:58:33
OHIO AND WEST VIRGINIA PROPERTIES		DBS	: MountaineerSt
ALL PROVED RESERVES		SETTINGS	: LKA0116
		SCENARIO	: LKA0116

R E S E R V E S A N D E C O N O M I C S

EFFECTIVE DATE: 01/2016

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE -$/BBL-	NET GAS PRICE --$/MCF--	NET OIL SALES ----M$---	NET GAS SALES ----M$---	TOTAL NET SALES ----M$----
12-2016	7.232	128.668	6.035	109.533	44.570	4.366	268.997	478.247	747.244
12-2017	6.674	355.268	5.597	308.241	44.570	4.475	249.468	1379.457	1628.925
12-2018	5.506	693.686	4.611	604.686	44.570	4.504	205.525	2723.468	2928.993
12-2019	4.800	890.777	4.020	777.399	44.570	4.511	179.189	3506.833	3686.022
12-2020	4.255	528.768	3.564	460.850	44.570	4.513	158.868	2079.785	2238.653
12-2021	3.822	247.513	3.202	214.923	44.570	4.523	142.706	972.119	1114.825
12-2022	3.469	70.133	2.906	59.859	44.570	4.508	129.542	269.823	399.365
12-2023	3.175	9.317	2.661	6.766	44.570	4.350	118.612	29.431	148.044
12-2024	2.928	8.566	2.454	6.212	44.570	4.350	109.391	27.022	136.413
12-2025	2.716	7.923	2.277	5.740	44.570	4.350	101.506	24.968	126.474
12-2026	2.533	7.368	2.124	5.333	44.570	4.350	94.687	23.197	117.884
12-2027	2.373	6.883	1.991	4.978	44.570	4.350	88.731	21.654	110.385
12-2028	2.233	6.457	1.873	4.666	44.570	4.350	83.483	20.299	103.782
12-2029	1.849	5.605	1.542	3.976	44.570	4.350	68.728	17.298	86.026
12-2030	1.740	5.268	1.451	3.731	44.570	4.350	64.671	16.229	80.899
12-2031	1.649	4.989	1.376	3.531	44.570	4.350	61.314	15.360	76.674
12-2032	1.565	4.732	1.306	3.348	44.570	4.350	58.187	14.564	72.752
12-2033	1.487	4.493	1.240	3.179	44.570	4.350	55.264	13.827	69.091
12-2034	1.412	4.268	1.178	3.019	44.570	4.350	52.500	13.134	65.634
12-2035	1.258	3.679	1.046	2.540	44.570	4.350	46.614	11.048	57.662
S TOT	62.678	2994.360	52.456	2592.507	44.570	4.497	2337.983	11657.763	13995.747
AFTER	7.316	15.453	6.260	11.776	44.570	4.350	279.029	51.225	330.253
TOTAL	69.994	3009.813	58.717	2604.283	44.570	4.496	2617.011	11708.988	14326.000

--END-- MO-YEAR	AD VALOREM TAX ----M$----	PRODUCTION TAX ----M$---	DIRECT OPER EXPENSE ----M$----	INTEREST PAID ---M$---	CAPITAL REPAYMENT ----M$----	EQUITY INVESTMENT ----M$----	FUTURE NET CASHFLOW ----M$----	CUMULATIVE CASHFLOW ----M$----	CUM. DISC. CASHFLOW ----M$----
12-2016	38.434	3.036	373.660	0.000	0.000	80.000	252.113	252.113	239.413
12-2017	60.665	50.747	353.560	0.000	0.000	634.000	529.953	529.953	436.105
12-2018	91.542	119.782	339.060	0.000	0.000	1268.000	1110.608	1110.608	861.275
12-2019	108.761	159.931	346.560	0.000	0.000	0.000	3070.770	3070.770	2200.580
12-2020	66.802	95.934	207.960	0.000	0.000	0.000	1867.957	1867.957	1216.958
12-2021	33.429	47.343	64.360	0.000	0.000	0.000	969.692	969.692	575.191
12-2022	15.115	12.353	55.860	0.000	0.000	0.000	316.037	316.037	172.389
12-2023	8.427	0.435	51.360	0.000	0.000	0.000	87.821	87.821	42.985
12-2024	7.765	0.401	51.360	0.000	0.000	0.000	76.887	76.887	34.212
12-2025	7.199	0.371	51.360	0.000	0.000	0.000	67.544	67.544	27.322
12-2026	6.710	0.346	51.360	0.000	0.000	0.000	59.468	59.468	21.869
12-2027	6.283	0.324	51.360	0.000	0.000	0.000	52.418	52.418	17.524
12-2028	5.908	0.304	51.360	0.000	0.000	0.000	46.211	46.211	14.044
12-2029	4.897	0.254	39.860	0.000	0.000	0.000	41.015	41.015	11.332
12-2030	4.605	0.238	39.360	0.000	0.000	0.000	36.696	36.696	9.217
12-2031	4.364	0.226	39.360	0.000	0.000	0.000	32.724	32.724	7.472
12-2032	4.141	0.214	39.360	0.000	0.000	0.000	29.036	29.036	6.027
12-2033	3.933	0.203	39.360	0.000	0.000	0.000	25.594	25.594	4.830
12-2034	3.736	0.193	39.360	0.000	0.000	0.000	22.345	22.345	3.833
12-2035	3.282	0.168	34.860	0.000	0.000	0.000	19.352	19.352	3.018
S TOT	485.999	492.804	2320.700	0.000	0.000	1982.000	8714.243	8714.243	5905.598
AFTER	18.802	0.920	233.520	0.000	0.000	0.000	77.011	77.011	8.536
TOTAL	504.801	493.724	2554.220	0.000	0.000	1982.000	8791.254	8791.254	5914.134

	OIL	GAS
GROSS WELLS	19.	116.
GROSS ULT., MB & MMF	131.603	13736.225
GROSS CUM., MB & MMF	61.609	10726.412
GROSS RES., MB & MMF	69.994	3009.813
NET RES., MB & MMF	58.717	2604.283
NET REVENUE, M$	2617.011	11708.988
INITIAL PRICE, $	44.57	4.51
INITIAL N.I., PCT.	82.962	85.165

LIFE, YRS.	50.00
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	0.24
DISCOUNTED PAYOUT, YRS.	0.24
UNDISCOUNTED NET/INVEST.	5.44
DISCOUNTED NET/INVEST.	4.63
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	99.477

P.W. %	P.W., M$
5.00	7127.686
10.00	5914.133
15.00	4989.416
20.00	4264.500
25.00	3684.553
30.00	3213.245
40.00	2502.446
60.00	1636.824
80.00	1155.865
100.00	864.755

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY
OHIO AND WEST VIRGINIA PROPERTIES
PROVED DEVELOPED PRODUCING RESERVES

DATE : 03/02/2016
TIME : 14:58:33
DBS : MountaineerSt
SETTINGS : LKA0116
SCENARIO : LKA0116

R E S E R V E S A N D E C O N O M I C S

EFFECTIVE DATE: 01/2016

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE -$/BBL-	NET GAS PRICE --$/MCF--	NET OIL SALES ----M$---	NET GAS SALES ----M$---	TOTAL NET SALES ----M$----
12-2016	6.292	127.352	5.212	108.380	44.570	4.366	232.318	473.235	705.554
12-2017	4.880	111.253	4.027	94.728	44.570	4.356	179.500	412.639	592.140
12-2018	3.983	100.533	3.278	85.677	44.570	4.350	146.114	372.696	518.810
12-2019	3.474	94.342	2.860	80.519	44.570	4.350	127.461	350.259	477.720
12-2020	3.079	50.375	2.535	42.256	44.570	4.350	112.992	183.813	296.805
12-2021	2.764	9.802	2.276	6.926	44.570	4.350	101.444	30.127	131.571
12-2022	2.506	8.862	2.065	6.246	44.570	4.350	92.017	27.171	119.187
12-2023	2.292	8.081	1.889	5.684	44.570	4.350	84.176	24.726	108.902
12-2024	2.111	7.423	1.740	5.212	44.570	4.350	77.554	22.671	100.226
12-2025	1.957	6.860	1.613	4.809	44.570	4.350	71.888	20.921	92.809
12-2026	1.823	6.373	1.503	4.462	44.570	4.350	66.986	19.412	86.397
12-2027	1.706	5.949	1.407	4.160	44.570	4.350	62.703	18.098	80.801
12-2028	1.603	5.575	1.322	3.895	44.570	4.350	58.930	16.944	75.874
12-2029	1.253	4.771	1.021	3.246	44.570	4.350	45.484	14.122	59.605
12-2030	1.174	4.476	0.956	3.038	44.570	4.350	42.605	13.214	55.818
12-2031	1.112	4.236	0.905	2.873	44.570	4.350	40.351	12.496	52.847
12-2032	1.055	4.017	0.859	2.723	44.570	4.350	38.273	11.843	50.116
12-2033	1.001	3.814	0.815	2.584	44.570	4.350	36.345	11.242	47.587
12-2034	0.951	3.623	0.775	2.455	44.570	4.350	34.527	10.678	45.205
12-2035	0.820	3.066	0.663	2.004	44.570	4.350	29.540	8.715	38.255
S TOT	45.837	570.782	37.721	471.878	44.570	4.355	1681.208	2055.021	3736.230
AFTER	4.599	11.650	3.883	8.448	44.570	4.350	173.078	36.748	209.826
TOTAL	50.436	582.432	41.604	480.325	44.570	4.355	1854.286	2091.769	3946.056

--END-- MO-YEAR	AD VALOREM TAX ----M$----	PRODUCTION TAX ----M$---	DIRECT OPER EXPENSE ----M$----	INTEREST PAID ---M$---	CAPITAL REPAYMENT ----M$----	EQUITY INVESTMENT ----M$----	FUTURE NET CASHFLOW ----M$----	CUMULATIVE CASHFLOW ----M$----	CUM. DISC. CASHFLOW ----M$----
12-2016	36.061	2.925	368.160	0.000	0.000	0.000	298.409	298.409	284.629
12-2017	32.347	2.672	338.060	0.000	0.000	0.000	219.060	219.060	189.983
12-2018	29.478	2.470	316.560	0.000	0.000	0.000	170.303	170.303	134.247
12-2019	27.142	2.299	316.560	0.000	0.000	0.000	131.719	131.719	94.393
12-2020	16.870	1.310	177.960	0.000	0.000	0.000	100.665	100.665	65.613
12-2021	7.489	0.401	39.360	0.000	0.000	0.000	84.322	84.322	49.939
12-2022	6.784	0.363	39.360	0.000	0.000	0.000	72.681	72.681	39.132
12-2023	6.198	0.331	39.360	0.000	0.000	0.000	63.013	63.013	30.842
12-2024	5.705	0.304	39.360	0.000	0.000	0.000	54.857	54.857	24.409
12-2025	5.282	0.282	39.360	0.000	0.000	0.000	47.885	47.885	19.370
12-2026	4.917	0.262	39.360	0.000	0.000	0.000	41.858	41.858	15.393
12-2027	4.599	0.245	39.360	0.000	0.000	0.000	36.597	36.597	12.235
12-2028	4.319	0.230	39.360	0.000	0.000	0.000	31.966	31.966	9.715
12-2029	3.392	0.183	27.860	0.000	0.000	0.000	28.170	28.170	7.783
12-2030	3.177	0.172	27.360	0.000	0.000	0.000	25.110	25.110	6.307
12-2031	3.008	0.162	27.360	0.000	0.000	0.000	22.317	22.317	5.096
12-2032	2.852	0.154	27.360	0.000	0.000	0.000	19.750	19.750	4.100
12-2033	2.708	0.146	27.360	0.000	0.000	0.000	17.372	17.372	3.278
12-2034	2.573	0.139	27.360	0.000	0.000	0.000	15.134	15.134	2.596
12-2035	2.177	0.116	22.860	0.000	0.000	0.000	13.101	13.101	2.043
S TOT	207.077	15.164	2019.700	0.000	0.000	0.000	1494.288	1494.288	1001.104
AFTER	11.945	0.600	141.020	0.000	0.000	0.000	56.261	56.261	6.070
TOTAL	219.022	15.764	2160.720	0.000	0.000	0.000	1550.549	1550.549	1007.174

	OIL	GAS
GROSS WELLS	11.	116.
GROSS ULT., MB & MMF	112.046	11308.844
GROSS CUM., MB & MMF	61.609	10726.412
GROSS RES., MB & MMF	50.436	582.432
NET RES., MB & MMF	41.604	480.325
NET REVENUE, M$	1854.286	2091.769
INITIAL PRICE, $	44.57	4.40
INITIAL N.I., PCT.	82.962	85.165

LIFE, YRS.	50.00
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	0.00
DISCOUNTED PAYOUT, YRS.	0.00
UNDISCOUNTED NET/INVEST.	0.00
DISCOUNTED NET/INVEST.	0.00
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	96.842

P.W. %	P.W., M$
5.00	1211.056
10.00	1007.174
15.00	871.468
20.00	774.287
25.00	700.921
30.00	643.325
40.00	558.177
60.00	452.436
80.00	388.352
100.00	344.859

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
OHIO AND WEST VIRGINIA PROPERTIES
PROVED BEHIND-PIPE RESERVES

DATE : 03/02/2016
TIME : 14:58:33
DBS : MountaineerSt
SETTINGS : LKA0116
SCENARIO : LKA0116

R E S E R V E S   A N D   E C O N O M I C S

EFFECTIVE DATE: 01/2016

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE -$/BBL-	NET GAS PRICE --$/MCF--	NET OIL SALES ----M$---	NET GAS SALES ----M$---	TOTAL NET SALES ----M$----
12-2016	0.940	1.317	0.823	1.152	44.570	4.350	36.678	5.012	41.690
12-2017	1.794	2.512	1.570	2.198	44.570	4.350	69.967	9.560	79.527
12-2018	1.523	2.133	1.333	1.866	44.570	4.350	59.410	8.118	67.528
12-2019	1.326	1.857	1.161	1.625	44.570	4.350	51.728	7.068	58.797
12-2020	1.176	1.647	1.029	1.441	44.570	4.350	45.876	6.268	52.144
12-2021	1.058	1.481	0.926	1.296	44.570	4.350	41.261	5.638	46.899
12-2022	0.962	1.347	0.842	1.179	44.570	4.350	37.525	5.127	42.653
12-2023	0.883	1.236	0.773	1.082	44.570	4.350	34.436	4.705	39.141
12-2024	0.816	1.143	0.714	1.000	44.570	4.350	31.837	4.350	36.187
12-2025	0.759	1.063	0.665	0.930	44.570	4.350	29.618	4.047	33.665
12-2026	0.710	0.994	0.622	0.870	44.570	4.350	27.701	3.785	31.487
12-2027	0.667	0.934	0.584	0.818	44.570	4.350	26.028	3.556	29.584
12-2028	0.630	0.881	0.551	0.771	44.570	4.350	24.554	3.355	27.908
12-2029	0.596	0.834	0.522	0.730	44.570	4.350	23.244	3.176	26.420
12-2030	0.566	0.792	0.495	0.693	44.570	4.350	22.066	3.015	25.081
12-2031	0.538	0.753	0.470	0.658	44.570	4.350	20.963	2.864	23.827
12-2032	0.511	0.715	0.447	0.626	44.570	4.350	19.915	2.721	22.636
12-2033	0.485	0.679	0.424	0.594	44.570	4.350	18.919	2.585	21.504
12-2034	0.461	0.645	0.403	0.565	44.570	4.350	17.973	2.456	20.429
12-2035	0.438	0.613	0.383	0.536	44.570	4.350	17.074	2.333	19.407
S TOT	16.841	23.577	14.736	20.630	44.570	4.350	656.774	89.741	746.515
AFTER	2.717	3.803	2.377	3.328	44.570	4.350	105.951	14.477	120.428
TOTAL	19.558	27.381	17.113	23.958	44.570	4.350	762.725	104.218	866.943

--END-- MO-YEAR	AD VALOREM TAX ----M$----	PRODUCTION TAX ----M$---	DIRECT OPER EXPENSE ----M$----	INTEREST PAID ---M$---	CAPITAL REPAYMENT ----M$----	EQUITY INVESTMENT ----M$----	FUTURE NET CASHFLOW ----M$----	CUMULATIVE CASHFLOW ----M$----	CUM. DISC. CASHFLOW ----M$----
12-2016	2.374	0.111	5.500	0.000	0.000	80.000	-46.295	-46.295	-45.216
12-2017	4.528	0.212	12.000	0.000	0.000	0.000	62.787	62.787	54.444
12-2018	3.845	0.180	12.000	0.000	0.000	0.000	51.503	51.503	40.599
12-2019	3.348	0.157	12.000	0.000	0.000	0.000	43.292	43.292	31.024
12-2020	2.969	0.139	12.000	0.000	0.000	0.000	37.036	37.036	24.128
12-2021	2.670	0.125	12.000	0.000	0.000	0.000	32.104	32.104	19.013
12-2022	2.429	0.114	12.000	0.000	0.000	0.000	28.111	28.111	15.135
12-2023	2.229	0.104	12.000	0.000	0.000	0.000	24.808	24.808	12.143
12-2024	2.060	0.096	12.000	0.000	0.000	0.000	22.030	22.030	9.803
12-2025	1.917	0.090	12.000	0.000	0.000	0.000	19.659	19.659	7.952
12-2026	1.793	0.084	12.000	0.000	0.000	0.000	17.610	17.610	6.476
12-2027	1.684	0.079	12.000	0.000	0.000	0.000	15.821	15.821	5.289
12-2028	1.589	0.074	12.000	0.000	0.000	0.000	14.245	14.245	4.329
12-2029	1.504	0.070	12.000	0.000	0.000	0.000	12.846	12.846	3.549
12-2030	1.428	0.067	12.000	0.000	0.000	0.000	11.586	11.586	2.910
12-2031	1.357	0.063	12.000	0.000	0.000	0.000	10.407	10.407	2.376
12-2032	1.289	0.060	12.000	0.000	0.000	0.000	9.287	9.287	1.928
12-2033	1.224	0.057	12.000	0.000	0.000	0.000	8.222	8.222	1.552
12-2034	1.163	0.054	12.000	0.000	0.000	0.000	7.211	7.211	1.237
12-2035	1.105	0.052	12.000	0.000	0.000	0.000	6.251	6.251	0.975
S TOT	42.505	1.989	233.500	0.000	0.000	80.000	388.521	388.521	199.646
AFTER	6.857	0.321	92.500	0.000	0.000	0.000	20.750	20.750	2.466
TOTAL	49.362	2.310	326.000	0.000	0.000	80.000	409.271	409.271	202.112

	OIL	GAS
GROSS WELLS	2.	0.
GROSS ULT., MB & MMF	19.558	27.381
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	19.558	27.381
NET RES., MB & MMF	17.113	23.958
NET REVENUE, M$	762.725	104.218
INITIAL PRICE, $	44.57	4.35
INITIAL N.I., PCT.	87.500	87.500

LIFE, YRS.	27.83
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	1.74
DISCOUNTED PAYOUT, YRS.	1.83
UNDISCOUNTED NET/INVEST.	6.12
DISCOUNTED NET/INVEST.	3.64
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	100.000

P.W. %	P.W., M$
5.00	278.111
10.00	202.112
15.00	153.702
20.00	120.561
25.00	96.603
30.00	78.549
40.00	53.288
60.00	24.848
80.00	9.645
100.00	0.453

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY
OHIO AND WEST VIRGINIA PROPERTIES
PROVED UNDEVELOPED GAS RESERVES

DATE : 03/02/2016
TIME : 14:58:33
DBS : MountaineerSt
SETTINGS : LKA0116
SCENARIO : LKA0116

R E S E R V E S A N D E C O N O M I C S

EFFECTIVE DATE: 01/2016

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ----MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ----MMCF---	NET OIL PRICE -$/BBL-	NET GAS PRICE --$/MCF--	NET OIL SALES ----M$---	NET GAS SALES ----M$---	TOTAL NET SALES ----M$----
12-2016	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2017	0.000	241.503	0.000	211.315	0.000	4.530	0.000	957.258	957.258
12-2018	0.000	591.020	0.000	517.142	0.000	4.530	0.000	2342.655	2342.655
12-2019	0.000	794.577	0.000	695.255	0.000	4.530	0.000	3149.506	3149.506
12-2020	0.000	476.746	0.000	417.153	0.000	4.530	0.000	1889.704	1889.704
12-2021	0.000	236.230	0.000	206.701	0.000	4.530	0.000	936.355	936.355
12-2022	0.000	59.924	0.000	52.434	0.000	4.530	0.000	237.525	237.525
12-2023									
12-2024									
12-2025									
12-2026									
12-2027									
12-2028									
12-2029									
12-2030									
12-2031									
12-2032									
12-2033									
12-2034									
12-2035									
S TOT	0.000	2400.000	0.000	2100.000	0.000	4.530	0.000	9513.001	9513.001
AFTER	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
TOTAL	0.000	2400.000	0.000	2100.000	0.000	4.530	0.000	9513.001	9513.001

--END-- MO-YEAR	AD VALOREM TAX ----M$----	PRODUCTION TAX ----M$---	DIRECT OPER EXPENSE ----M$----	INTEREST PAID ---M$---	CAPITAL REPAYMENT ----M$----	EQUITY INVESTMENT ----M$----	FUTURE NET CASHFLOW ----M$----	CUMULATIVE CASHFLOW ----M$----	CUM. DISC. CASHFLOW ----M$----
12-2016	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
12-2017	23.790	47.863	3.500	0.000	0.000	634.000	248.105	248.105	191.678
12-2018	58.220	117.133	10.500	0.000	0.000	1268.000	888.802	888.802	686.429
12-2019	78.272	157.475	18.000	0.000	0.000	0.000	2895.759	2895.759	2075.164
12-2020	46.963	94.485	18.000	0.000	0.000	0.000	1730.255	1730.255	1127.217
12-2021	23.270	46.818	13.000	0.000	0.000	0.000	853.267	853.267	506.238
12-2022	5.903	11.876	4.500	0.000	0.000	0.000	215.246	215.246	118.122
12-2023									
12-2024									
12-2025									
12-2026									
12-2027									
12-2028									
12-2029									
12-2030									
12-2031									
12-2032									
12-2033									
12-2034									
12-2035									
S TOT	236.417	475.650	67.500	0.000	0.000	1902.000	6831.435	6831.435	4704.848
AFTER	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
TOTAL	236.417	475.650	67.500	0.000	0.000	1902.000	6831.435	6831.435	4704.848

	OIL	GAS
GROSS WELLS	6.	0.
GROSS ULT., MB & MMF	0.000	2400.000
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	0.000	2400.000
NET RES., MB & MMF	0.000	2100.000
NET REVENUE, M$	0.000	9513.001
INITIAL PRICE, $	0.00	4.53
INITIAL N.I., PCT.	0.000	87.500

LIFE, YRS.	6.75
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	1.72
DISCOUNTED PAYOUT, YRS.	1.74
UNDISCOUNTED NET/INVEST.	4.59
DISCOUNTED NET/INVEST.	4.03
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	100.000

P.W. %	P.W., M$
5.00	5638.519
10.00	4704.848
15.00	3964.246
20.00	3369.652
25.00	2887.029
30.00	2491.371
40.00	1890.981
60.00	1159.540
80.00	757.868
100.00	519.442

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.

SCHEDULE 2

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
MAXIMUM TO MINIMUM LEASE SUMMARY
AS OF DECEMBER 31, 2015

ARIES I.D.	LEASE	STATE	COUNTY	GROSS OIL MBO	GROSS GAS MMCF	NET OIL MBO	NET GAS MMCF	WORKING INTEREST	REVENUE INTEREST	CASHFLOW (M$)	DFNR DISC. 10% (M$)
216	ORISKANY PUD 1	WV	JACKSON	0.000	400.000	0.000	350.000	1.000000	0.875000	1,138.573	852.162
217	ORISKANY PUD 2	WV	JACKSON	0.000	400.000	0.000	350.000	1.000000	0.875000	1,138.573	838.833
224	ORISKANY PUD 5	WV	JACKSON	0.000	400.000	0.000	350.000	1.000000	0.875000	1,138.572	780.667
225	ORISKANY PUD 6	WV	JACKSON	0.000	400.000	0.000	350.000	1.000000	0.875000	1,138.573	762.576
218	ORISKANY PUD 3	WV	JACKSON	0.000	400.000	0.000	350.000	1.000000	0.875000	1,138.572	744.369
219	ORISKANY PUD 4	WV	JACKSON	0.000	400.000	0.000	350.000	1.000000	0.875000	1,138.572	726.241
222	ROGER GAUL #274	OH	MEIGS	14.268	34.567	12.485	30.246	1.000000	0.875000	440.353	240.740
230	RUTH MYERS	OH	MEIGS	11.448	5.691	10.017	4.980	1.000000	0.875000	281.321	177.615
172	MEIGS CO., OHIO - COMPOSITE	OH	MEIGS	0.000	393.965	0.000	344.719	1.000000	0.875000	158.395	137.773
1	MYERS # 401 BEREA WELL	OH	MEIGS	6.566	76.111	3.217	37.294	0.560000	0.490000	210.268	123.940
221	KARL RUSSELL #273	OH	MEIGS	6.147	21.516	5.379	18.826	1.000000	0.875000	176.320	119.133
231	BEREA #144	OH	MEIGS	9.779	13.690	8.556	11.979	1.000000	0.875000	204.636	102.262
232	BEREA # 284	OH	MEIGS	9.779	13.690	8.556	11.979	1.000000	0.875000	204.636	99.850
11	JIM ROUSH 178	OH	MEIGS	4.375	22.428	3.828	19.625	1.000000	0.875000	125.055	85.018
8	JIM BERNARD 167	OH	MEIGS	3.629	5.107	3.175	4.468	1.000000	0.875000	73.360	55.159
2	GUAL # 402 BEREA	OH	MEIGS	3.116	8.101	2.726	7.088	1.000000	0.875000	64.719	48.082
171	CALHOUN CO., WV - COMPOSITE	WV	CALHOUN	0.887	14.947	0.777	13.079	1.000000	0.875000	20.757	19.713
9	MARY SHEETS 168	OH	MEIGS	0.000	0.000	0.000	0.000	1.000000	0.875000	0.001	0.000
168	ATHENS CO., OHIO - COMPOSITE	OH	ATHENS	0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
170	JACKSON CO., WV - COMPOSITE	WV	JACKSON	0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
6	JAY BLACKWOOD 165	OH	MEIGS	0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
10	JON GREUSSER 169	OH	MEIGS	0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
7	LLOYD BLACKWOOD 166	OH	MEIGS	0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
169	ROANE CO., WV - COMPOSITE	WV	ROANE	0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
		TOTAL PROVED RESERVES		69.994	3,009.813	58.717	2,604.284			8,791.255	5,914.133

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.

SCHEDULE 3

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
ALPHABETICAL LEASE SUMMARY
AS OF DECEMBER 31, 2015

(SORTED BY LEASE, WELL ID, RESERVE CATEGORY)

ARIES I.D.	LEASE	RSV CAT.	STATE	COUNTY	RESERVOIR	GROSS OIL MBO	GROSS GAS MMCF	NET OIL MBO	NET GAS MMCF	WORKING INTEREST	REVENUE INTEREST	CASHFLOW (M$)	DFNR DISC 10% (M$)
168	ATHENS CO., OHIO - COMPOSIT	1PDP	OH	ATHENS		0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
232	BEREA # 284	3PBP	OH	MEIGS	BEREA	9.779	13.690	8.556	11.979	1.000000	0.875000	204.636	99.850
231	BEREA #144	3PBP	OH	MEIGS	BEREA	9.779	13.690	8.556	11.979	1.000000	0.875000	204.636	102.262
171	CALHOUN CO., WV - COMPOSIT	1PDP	WV	CALHOUN		0.887	14.947	0.777	13.079	1.000000	0.875000	20.757	19.713
2	GUAL # 402 BEREA	1PDP	OH	MEIGS	BEREA	3.116	8.101	2.726	7.088	1.000000	0.875000	64.719	48.082
170	JACKSON CO., WV - COMPOSIT	1PDP	WV	JACKSON		0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
6	JAY BLACKWOOD 165	1PDP	OH	MEIGS	BEREA	0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
8	JIM BERNARD 167	1PDP	OH	MEIGS	BEREA	3.629	5.107	3.175	4.468	1.000000	0.875000	73.360	55.159
11	JIM ROUSH 178	1PDP	OH	MEIGS	BEREA	4.375	22.428	3.828	19.625	1.000000	0.875000	125.055	85.018
10	JON GREUSSER 169	1PDP	OH	MEIGS	BEREA	0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
221	KARL RUSSELL #273	1PDP	OH	MEIGS	BEREA	6.147	21.516	5.379	18.826	1.000000	0.875000	176.320	119.133
7	LLOYD BLACKWOOD 166	1PDP	OH	MEIGS	BEREA	0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
9	MARY SHEETS 168	1PDP	OH	MEIGS	BEREA	0.000	0.000	0.000	0.000	1.000000	0.875000	0.001	0.000
172	MEIGS CO., OHIO - COMPOSITE	1PDP	OH	MEIGS		0.000	393.965	0.000	344.719	1.000000	0.875000	158.395	137.773
1	MYERS # 401 BEREA WELL	1PDP	OH	MEIGS	BEREA	6.566	76.111	3.217	37.294	0.560000	0.490000	210.268	123.940
216	ORISKANY PUD 1	5PUD	WV	JACKSON	ORISKANY	0.000	400.000	0.000	350.000	1.000000	0.875000	1,138.573	852.162
217	ORISKANY PUD 2	5PUD	WV	JACKSON	ORISKANY	0.000	400.000	0.000	350.000	1.000000	0.875000	1,138.573	838.833
218	ORISKANY PUD 3	5PUD	WV	JACKSON	ORISKANY	0.000	400.000	0.000	350.000	1.000000	0.875000	1,138.572	744.369
219	ORISKANY PUD 4	5PUD	WV	JACKSON	ORISKANY	0.000	400.000	0.000	350.000	1.000000	0.875000	1,138.572	726.241
224	ORISKANY PUD 5	5PUD	WV	JACKSON	ORISKANY	0.000	400.000	0.000	350.000	1.000000	0.875000	1,138.572	780.667
225	ORISKANY PUD 6	5PUD	WV	JACKSON	ORISKANY	0.000	400.000	0.000	350.000	1.000000	0.875000	1,138.573	762.576
169	ROANE CO., WV - COMPOSITE	1PDP	WV	ROANE		0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
222	ROGER GAUL #274	1PDP	OH	MEIGS	BEREA	14.268	34.567	12.485	30.246	1.000000	0.875000	440.353	240.740
230	RUTH MYERS	1PDP	OH	MEIGS	BEREA	11.448	5.691	10.017	4.980	1.000000	0.875000	281.321	177.615
					TOTAL	69.994	3,009.813	58.717	2,604.284			8,791.255	5,914.133

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.